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                                 EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated May 31, 1995, with respect to the financial statements of MACESS Corporation included in the Current Report (Form 8-K) of SunGard Data Systems Inc. dated October 6, 1995.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-6425, 33-14984, 33-33602, 33-42345, 33-69650 and 33-58515) of
SunGard Data Systems Inc. of our report dated May 31, 1995, with respect to the financial statements of MACESS Corporation included in the Current Report (Form 8-K) of SunGard Data Systems Inc. dated October 6, 1995.



                                                          /s/ Ernst & Young LLP







Birmingham, Alabama
October 6, 1995